SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): 1-30-08

AMERON INTERNATIONAL CORPORATION
(Exact name of Registrant as Specified in its Charter)

Delaware	1-9102	77-0100596
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

245 South Los Robles Ave., Pasadena, California 91101
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code:
(626) 683-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following::

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

The attached announcement was released to the news media on February 4, 2008.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) Effective February 1, 2008, Gary Wagner was appointed President and Chief Operating Officer of Registrant. Mr. Wagner, age 56 has been an executive officer of Registrant since 1990. He was Executive Vice President and Chief Operating Officer of Registrant since September 2005 and had been Senior Vice President and Chief Financial Officer of Registrant since November 1993.

(b) Effective February 1, 2008, James S. Marlen resigned as President of Registrant as a result of Mr. Wagner’s appointment.

(e) On January 30, 2008, the Compensation Committee of the Board of Directors of Ameron International Corporation (the "Company") approved the grant of the following number of shares of restricted stock to the named executive officers under the Company’s 2004 Stock Incentive Plan: Mr. Wagner (7,000); Mr. Solis (6,000) and Mr. McLaughlin (2,000). The shares of restricted stock have an annual vesting rate of 33 1/3% commencing one year from the date of grant.

The grant of restricted stock was made pursuant to the terms of the 2004 Stock Incentive Plan and the terms of a Restricted Stock Grant document, a copy of which was previously filed as Exhibit 99.1 on Form 8-K filed with the Commission on February 12, 2007 and is incorporated herein by reference. A copy of the 2004 Stock Incentive Plan previously was filed as Registration Statement No. 333-114534 on Form S-8 filed with the Commission on April 16, 2004 and is incorporated herein by reference.

(f) On January 30, 2008, the Board of Directors of Registrant approved the following actions of the Compensation Committee of the Board of Directors with regard to the compensation of the executive officers who were named in the Summary Compensation Table of Registrant’s 2007 Proxy Statement and who are expected to be named in the Summary Compensation Table of Registrant’s 2008 Proxy Statement.

2008 Base Salary Increases. The Compensation Committee approved increases to the base salaries of the named executive officers, effective February 1, 2008. The new base salaries of the named executive officers are as follows: James S. Marlen, Chairman and Chief Executive Officer ($890,000); Gary Wagner, President and Chief Operating Officer ($457,000); Javier Solis, Executive Vice President, Administration, Secretary and General Counsel ($356,000); James R. McLaughlin, Senior Vice President, Treasurer and Chief Financial Officer ($288,000); and Ralph S. Friedrich, Senior Vice President – Technology ($194,000).

Management Incentive Compensation Earned in 2007. The Compensation Committee approved annual cash bonus awards earned during fiscal year 2007 for the named executive officers under the Registrant’s Management Incentive Compensation Plan. The bonus awards were earned based upon the achievement of performance goals established early in 2007, which were reviewed and approved by the Compensation Committee. The amounts of the bonus awards are as follows: Mr. Marlen ($1,900,000); Mr. Wagner ($675,000); Mr. Solis ($575,000); Mr. McLaughlin ($326,000); and Mr. Friedrich ($125,000).

Key Executive Long-Term Cash Incentive Plan Awards. The Compensation Committee approved cash awards earned during the fiscal year 2005 through 2007 performance cycle for the named executive officers under the Registrant’s Key Executive Long-Term Cash Incentive Plan, a copy of which was filed as Exhibit 10, Item (7) to the Registrant’s Form 10-K filed February 14, 2005 and incorporated herein by reference. The cash awards were earned based upon the achievement of performance goals established early in 2005, which were reviewed and approved by the Compensation Committee. The amounts of the cash awards are as follows: Mr. Marlen ($854,880); Mr. Wagner ($304,880); Mr. Solis ($259,560); Mr. McLaughlin ($150,000); and Mr. Friedrich ($74,880).

Other Compensation Information. Registrant will provide additional information regarding the compensation paid to the named executive officers for the 2007 fiscal year in Registrant’s proxy statement for the 2008 Annual Meeting of Stockholders, which is expected to be filed with the SEC in February 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERON INTERNATIONAL CORPORATION

Date:	February 4, 2008	By:	/s/Javier Solis
Javier Solis
Executive Vice President & Secretary

EXHIBIT LIST

Exhibit No.	Description
99	News Release dated February 4, 2008